SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of March 28, 2008, by and among INTREPID TECHNOLOGY AND RESOURCES, INC., an Idaho corporation with its principal place of business located at 501 West Broadway - Suite 200 Idaho Falls, Idaho 83402 (the “Company”), and the undersigned subsidiaries of the Company (each a “Guarantor” and collectively together with the Company, the “Grantors”), in favor YA GLOBAL INVESTMENTS, L.P. (the “Secured Party”).

WHEREAS, in connection with the Securities Purchase Agreement, of even date herewith, by and among the Company and the Secured Party (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue to the Secured Party (i) an aggregate original principal amount of Five Hundred Eight Five Thousand Dollars ($585,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.0005 per share (“Common Stock”); and (ii) warrants (the “Warrants”) to be exercisable to acquire additional shares of Common Stock initially in that number of shares of Common Stock set forth in the Securities Purchase Agreement;

WHEREAS, each of the Guarantors (other than the Company) has executed and delivered a Guaranty, dated the date hereof (the “Guaranty”), in favor of the Secured Party with respect to the Company’s obligations under the Transaction Documents; and

WHEREAS, in connection with the financial accommodations to the Company by the Secured Party under the Convertible Debentures or otherwise, each of the Guarantors shall receive a direct benefit from the execution of such financial accommodations as part of the affiliated business operations of the Company and the Guarantors; and

WHEREAS, it is a condition precedent to the Secured Party purchasing the Convertible Debentures and Warrants pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in all assets and personal property of each Grantor to secure all of the Grantors’ obligations under the Transaction Documents;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Recitals. The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2. Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3. Definitions.

To the extent used in this Agreement and not defined herein, terms defined in the Code shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the Code. To the extent the definition of any category or type of “collateral” or Pledged Property is expanded by any amendment, modification or revision to the Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

As used in this Agreement, the following terms shall have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the Code; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Pledged Property or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Deposit Account” has the meaning set forth in Section 6.15.

“Deposit Account Control Agreement” has the meaning set forth in Section 6.15.

“Event of Default” shall be deemed to have occurred under this Agreement upon the failure by the Grantors to perform, observe, or comply with any of the covenants, agreements, terms or conditions set forth herein or in the other Transaction Documents.

“GAAP” means generally accepted accounting principles in the United States of America.

“Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Lien” has the meaning set forth in Section 4.2.

“Loan Instruments” has the meaning set forth in Section 6.1.

“Material Adverse Effect” has the meaning set forth in Section 6.1.

“Obligations” has the meaning set forth in Section 2.1.

“Permitted Indebtedness” has the meaning set forth in Section 7.3.

“Permitted Liens” has the meaning set forth in Section 4.2

“Pledged Property” has the meaning set forth in Section 2.1.

“Transaction Documents” means (i) the Convertible Debentures, (ii) the Securities Purchase Agreement, (iii) the Warrants, (iv) the Loan Instruments and (v) any other or related documents.

ARTICLE 2.

PLEDGED PROPERTY

Section 2.1.Grant of Security Interest.

(a) As collateral security for the payment or performance in full of the Obligations, each Grantor hereby pledges and assigns to the Secured Party, its successors and assigns, and grants to the Secured Party, its successors and assigns, a continuing security interest in and to all assets and personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments (including promissory notes), Documents, Accounts (including health-care-insurance receivables, and license fees), Contracts, Contract Rights, Chattel Paper (whether tangible or electronic), Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account), Money, Letters of Credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Securities and all other Investment Property, General Intangibles (including payment intangibles and software), Farm Products, all books and records relating to any of the foregoing, and all Supporting Obligations, and any and all proceeds and products of any thereof, including proceeds of insurance covering any or all of the foregoing, wherever located, whether now owned, or now due, in which a Grantor has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which a Grantor obtains an interest, or the power to transfer rights, and as more particularly described on Exhibit A attached hereto (collectively, the “Pledged Property”).

(b) Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property.

Section 2.2 Security for Obligations. The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the following obligations, whether now existing or hereinafter incurred (collectively, the “Obligations”):

(a) (i) the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Convertible Debentures, the other Transaction Documents, or any other amounts owing by it to the Secured Party, or (ii) in the case of any Guarantor, the payment by such Guarantor, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) the Guaranty; and

(b) the due performance and observance by each Grantor of all of its other debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, of every nature, type and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under the Transaction Documents or any agreement or document related to the Transaction Documents, including without limitation, (i) with respect to any conversion or redemption rights of the Secured Party under the Convertible Debentures; or (ii) any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.Secured Party Appointed Attorney-In-Fact.

Each Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of each Grantor or otherwise, exercisable after and during the continuance of an Event of Default, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, or for the purpose of perfecting, confirming, continuing , enforcing or protecting the security interest in the Pledged Property, including, without limitation, to (a) file one or more financing statements, continuing statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine; and (d) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party. The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full. The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 3.2.Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by such Grantor under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.Ownership of Pledged Property; Priority of Security Interest.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens. For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens which have been disclosed by the Grantors to the Secured Party on Schedule 4.2 attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of the Grantors; (6) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (7) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantors and not materially detracting from the value of the property subject thereto; (8) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (9) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (10) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (11) usual and customary set-off rights in leases and other contracts; and (12) escrows in connection with acquisitions and dispositions.

Section 4.3 Location of Pledged Property.

The Pledged Property is or will be kept at the address(es) of each Grantor set forth on the signature pages hereof, or such other locations as the Grantors have given the Secured Party written notice prior to the date hereof, and, unless otherwise provided herein, the Grantors will not remove any Pledged Property from such locations without the prior written consent of the Secured Party which consent shall not be unreasonably withheld.

Section 4.4 Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business, state of incorporation or organization, organization identification number, and exact legal name is as set forth on each such Grantor’s signature page to this Agreement.

Section 4.5 Priority of Security Interest.

The security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens. Except for the Permitted Liens, no financing statement covering any of the Pledged Property or any proceeds thereof is on file in any public office.

ARTICLE 5.

DEFAULT; REMEDIES

Section 5.1Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party's name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Pledged Property as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party's rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b) Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 5.2Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

Section 6.1.Existence, Properties, Etc.

(a) Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect; and (b) each Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other agreement or document delivered in connection herewith, including, without limitation, the Guaranty , any other collateral documents, any UCC-1 Financing Statements required by the Secured Party (which documents, instruments, and agreements collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder. For purpose of this Agreement, the term “Material Adverse Effect” means any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Grantors’ assets, business, operations, properties or condition, financial or otherwise; (b) the Grantors’ ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2.Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

Section 6.3.Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $500,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $500,000; and

(b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantors, or submitted to or filed by the Grantors with any governmental authority involving or affecting (i) the Grantors that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Property; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

Section 6.4.Maintenance of Books and Records; Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

Section 6.5.Maintenance and Insurance.

(a) Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deems reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

Section 6.6.Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

Section 6.7.Defense of Collateral, Etc.

Each Grantor shall defend and enforce its right, title and interest in and to any part of: (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

Section 6.8.Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

Section 6.9.Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 6.10.Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

Section 6.11.Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against a Grantor, or affecting any of the assets of such Grantor, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

Section 6.13. Future Subsidiaries.

If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional "Grantor" hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto.

Section 6.14. Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on its respective signature page attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

Section 6.15. Establishment of Deposit Account, Account Control Agreements.

Within ten (10) days of the date hereof, each Grantor, the Secured Party, and each applicable bank or other depository institution shall enter into a deposit account control agreement (“Deposit Account Control Agreement”) in the form of Exhibit B with respect to each of the Grantor’s deposit accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Grantor with any bank, savings and loan association, credit union or other depository institution maintained or used by each Grantor (the “Deposit Accounts”) providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction. Each Grantor’s current Deposit Accounts are set forth on Schedule 6.15 attached hereto.

Each Grantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Pledged Property to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

Each Grantor shall have valid and effective Deposit Account Control Agreements in place at all times with respect to all of its Deposit Accounts. No Deposit Account shall be established, used or maintained by a Grantor unless it first enters into a Deposit Account Control Agreement.

With respect to each Deposit Account, from an after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Deposit Account Control Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto. The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

In connection with the foregoing, each Grantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

Section 6.16 Perfection of Security Interests.

(a) Financing Statements. The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Property (i) as all assets of Grantors or words of similar effect, regardless of whether any particular asset comprised in the Pledged Property falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Pledged Property relates. Grantors agree to furnish any such information to the Secured Party promptly upon request. Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party. The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b) Possession. The Grantors (i) shall have possession of the Pledged Property, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where Pledged Property is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Pledged Property for the benefit of the Secured Party.

(c) Control. In addition to the provisions set forth in Section 6.15 above, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Pledged Property consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d) Chattel Paper; Marking of Chattel Paper. The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.17 Notice of Commercial Tort Claims. Attached as Schedule 6.17 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing each Grantor covenants and agrees that it shall not:

Section 7.1. Transfers, Liens and Encumbrances.

(a) Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Pledged Property, except Grantors may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b) Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.

Section 7.2. Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

Section 7.3. Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other Permitted Indebtedness. “Permitted Indebtedness” means: (i) indebtedness evidenced by Convertible Debentures; (ii) existing indebtedness disclosed by each Grantor on Schedule 7.3; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debentures then outstanding; and (C) which is not secured by any assets of the Grantors; (v) indebtedness solely between a Grantor and/or one of its domestic subsidiaries, on the one hand, and a Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Grantor or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Grantor, such domestic subsidiary is controlled by the Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by such Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Grantor or any of its subsidiaries for the purpose of securing performance obligations of such Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clause (i) or (iii) of this subsection.

Section 7.4. Places of Business.

(i) Change its state of organization or incorporation, or (ii) change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and such Grantor provides notice to the Secured Party of new location within 10 days’ of such change in location.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 986-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company:	Intrepid Technology and Resources, Inc.
501 West Broadway, Suite 200
Idaho Falls, ID 83402
Attention: Jacob D. Dustin
Telephone: (208) 529-5337
Facsimile: (208) 529-1014

With a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP
200 South Biscayne Boulevard, Suite 2000
Miami, Florida 33131
Attention: Clayton E. Parker, Esq.
Telephone: (305) 539-3306
Facsimile: (305) 358-7095

If to any other Grantor	To the address listed on the respective signature pages attached hereto

Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.Expenses.

In the event of an Event of Default, the Grantors will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by a Grantor to perform or observe any of the provisions hereof.

Section 8.4.Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification. Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

Section 8.5.Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.1 hereof or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

Section 8.6.Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Pledged Property and/or the Grantors in any other jurisdiction in which the Pledged Property and/or the Grantors may be located.

Section 8.8.Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9 Right of Set Off.

The Grantors each hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 8.10 Security Interest Absolute. All rights of the Secured Party hereunder, the security interest in the Pledged Property and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Transaction Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party.

Section 8.11 Indemnification. The Grantors shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by any Grantor, any other obligor or endorser of the Obligations or any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the Secured Party's relationship with the Grantors, or any other obligor or endorser of the Obligations.

Section 8.12. Liability of Grantors. Notwithstanding any provision herein or in any other Loan Instrument, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

Section 8.13.  Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy. This Agreement may be executed in any number of counterparts.

Section 8.14 Entire Agreement.

This Agreement and the other documents and agreements delivered in connection herewith constitute the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY: INTREPID TECHNOLOGY AND RESOURCES, INC.

By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President

Jurisdiction of Incorporation, Organization or Formation: Idaho

Organizational ID: 82-0230842

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR: INTREPID TECHNOLOGY AND RESOURCES BIOGAS, LLC

By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: Manager

Address For Notices: 501 West Broadway, Suite 200 Idaho Falls, ID 83402 Jurisdiction of Incorporation, Organization or Formation: Idaho

Organizational ID: 32-0183568

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR: Intrepid Engineering Services, Inc.

By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President

Address For Notices: 501 West Broadway, Suite 200 Idaho Falls, ID 83402

Jurisdiction of Incorporation, Organization or Formation: Idaho

Organizational ID: 82-0488989

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR: Magic Valley Energy Company, LLC

By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: Manager

Address For Notices: 501 West Broadway, Suite 200 Idaho Falls, ID 83402

Jurisdiction of Incorporation, Organization or Formation: Idaho

Organizational ID: 37-1460426

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR: Yakima Valley Biogas, LLC

By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: Manager

Address For Notices: 501 West Broadway, Suite 200 Idaho Falls, ID 83402

Jurisdiction of Incorporation, Organization or Formation: Idaho

Organizational ID: 4207011 (no EIN)

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY: YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, the Grantors each unconditionally and irrevocably hereby grant to the Secured Party a continuing security interest in and to, and lien upon, the following “Pledged Property” of each Grantor (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the Code):

All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1. Goods;

2.  Inventory, including, without limitation, all goods, merchandise and other personal property now owned or hereafter acquired by a Grantor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in such Grantor’s business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.  Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantors (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantors, and used or acquired for use in the business of the Grantors, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4. Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5. Instruments (including promissory notes);

6. Documents;

7. Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantors from whatever source arising; all rights of Grantors to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantors in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantors as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.  Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.  Chattel Paper (whether tangible or electronic);

10. Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11. Money, cash and cash equivalents;

12. Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13. Commercial Tort Claims (if any);

14. Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantors);

15. General Intangibles, including, without limitation, all Payment Intangibles, Intellectual Property (to the extent to which the Company is not prohibited from granting a security interest in and to such Intellectual Property), tax refunds and other claims of the Grantors against any governmental authority, and all choses in action, insurance proceeds, goodwill, customer lists, formulae, licenses, permits, franchises, research and literary rights now owned or hereafter acquired;

16. Farm Products;

17. All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantors’ business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained;

18. To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

EXHIBIT B

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

DISCLOSURE SCHEDULE

Schedule 4.2 - Existing Liens

Leased Idaho Falls office:
KeyCorp Corporate Real Estate
Key Bank National Association
P.O. Box 6367
Cleveland, OH 44101

Leased compressed natural gas vehicle fueling station:
Ardent Properties, LLC
PO Box 1683
Idaho Falls, Idaho 83403-1683

Leased postage meter:
Pitney Bowes
PO Box 856390
Louisville, KY 40285-6390

Leased Toyota Camry:
Toyota Financial Services
P. O. Box 60116
City of Industry, CA 91716-0116

Three leased compressed natural gas tube trailers:
FIBA Canning, Inc.
2651 Markham Road
Scarborough, ON M1X 1M4
CANADA

Leased front-end loader:
Cesco Rentals
2000 E. Overland Rd.
Meridian, ID 83642

Leased Semi-Truck:
Schow's Auto Parts
P. O. Box 94
Rupert, ID 83350

Intrepid Technology and Resources Biogas, LLC assets:
VanKampen

Schedule 6.15 - Deposit Accounts

Intrepid Technology and Resources, Inc. Checking Account:
Zions First National Bank
Idaho Falls Office
1235 S. Utah Avenue
Idaho Falls, ID 83402
Acct: 73007326

Intrepid Technology and Resources, Inc. Checking Account:
Wells Fargo Bank, N.A.
4594 North Eagle Road
Boise, ID 83713
Acct: 3522162027

Intrepid Technology and Resources Biogas, LLC. Checking Account:
Acct:
Wells Fargo Bank, N.A.
4594 North Eagle Road
Boise, ID 83713
Acct: 6001015996

Schedule 6.17 - Commercial Tort Claims

None.

Schedule 7.3 - Existing Indebtedness

Schedule 7.3 Existing Indebtedness
As of 2008-03-25

Liability	Amount
Yorkville	$3,419,167.65
Cannon Builders	$1,959,243.66
Biogas Bond	$7,878,750.00
Biogas Accounts Payable	$177,882.52
Intrepid Inc. Accounts Payable	$143,990.40
Payroll for two weeks ending 2008-03-28	$27,600.00
Accrued Payroll Liabilities	$636,676.61
Total Existing Indebtedness	$14,243,310.84

EXHIBIT B

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

(____________ Company)

This Agreement is entered into as of _______________________, , among _____________, a _______________ corporation ("Company"), _________________("Lender"), and __________________ ("Bank") with respect to the following:

A. Bank has agreed to establish and maintain for Company deposit account number ______________ (the "Account").

B. Company has assigned to Lender a security interest in the Account and in checks, wire transfers, ACH, EFT and other payment instructions ("Checks") deposited in the Account.

C. Company, Lender and Bank are entering into this Agreement to evidence Lender's security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.

Accordingly, Company, Lender and Bank agree as follows:

1. 1) This Agreement evidences Lender's control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Lender as set forth herein directing the disposition of funds in the Account without further consent of the Company.

(b) Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except to Lender.

(c) Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Lender's security interest referred to herein.

2. During the Activation Period (as defined below), Bank shall deny any requests from Company to make any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Lender it will not close the Account. On the first Business Day following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all collected, good and "available" balances in the Account to Lender at its account specified in the Notice (as defined below). The "Activation Period" means the period after Bank's receipt of a written notice from Lender in the, form of Exhibit A (the "Notice"). A "Business Day" is each day except Saturdays, Sundays and Bank holidays. Funds are not "available" if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

3. Bank agrees it shall not offset charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4, until it has been advised in writing by Lender that all of Company's obligations that are secured by the Checks and the Account are paid in full. Lender shall notify Bank promptly in writing upon payment in full of Company's obligations.

4. Bank is permitted to charge the Account:

(a) For its normal and customary fees and charges relating to the Account or associated with this Agreement;

(b) in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim; and

(c) for any other fees or costs permitted under the Lock Box and Blocked Account Agreement between mid among the parties (the "Lock Box Agreement'').

5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank.

(b) If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank any amount received by Lender with respect to such returned Check in accordance with the Lock Box Agreement. The failure to so pay Bank shall constitute a breach of this Agreement.

(c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b).

6. (a) Bank will make available online or telephonically information to Lender regarding deposits to the Account.

(b) In addition to the original Bank statement provided to Company, Bank will provide Lender with a duplicate of such statement.

7. (a) Bank will not be liable to Company or Lender for any expense, claim, loss, obligation, liability, damage, or cost ("Damages") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or intentional misconduct.

(b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits, or any other matter disclaimed or excluded in the Lock Box Agreement, including but not limited to as provided in Section 7 thereof.

(c) Notwithstanding anything to the contrary in this Agreement, Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if such failure or delay is caused by circumstances beyond Bank's reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake, or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, computer virus, worm or denial of service attack, equipment failure, or negligence or default of Company.

(d) Bank shall have no duty to inquire or determine whether Company's obligations to Lender are in default or whether Lender is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.

(e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.

8. Company shall indemnify Bank against, and hold it harmless from, any and all liabilities, losses, obligations, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank's provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company's obligations under this section shall survive termination of this Agreement.

9. Company shall pay to Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank's rights in a case arising under Title 11, United States Code.. Company agrees to pay Bank, upon receipt of Bank's invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).

10. Termination and Assignment of this Agreement shall be as follows:

(a) Lender may terminate this Agreement by providing notice to Company and Bank that all of Company's obligations which are secured by Checks and the Account are paid in full, Lender may also terminate or it may assign this Agreement upon 30 days' prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days' prior written notice to Company and Lender. Company may not terminate this Agreement except with the written consent of Lender and upon prior written notice to Bank.

(b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or any other agreement with Bank.

11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 11(a) on and as of each day on which Company uses the services set forth in this Agreement.

12. (a) This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank's fees and charges are subject to change by Bank upon 30 days' prior written notice to Company.

(b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

(c) This Agreement, together with the Lock Box Agreement, and 1st Century Bank, N.A. Account Terms and Conditions, constitute the entire, agreement regarding the subject matter hereof, and supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d) This Agreement shall be interpreted in accordance with California law without reference to that state's principles of conflicts of law.

13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Lender.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

("Company")	Address for Notices:

By: Name:
Title:
T:
F:

("Lender")	Address for Notices:

By: Name:
Title:	Attn:
T:
F:

("Bank")	Address for Notices:

By:
Name:	Attn:
Title:	T:
F:

EXHIBIT A

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

To: [Bank]
[Address]

Re: [Name of Company]
Account No. _______________________________

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated (the "Agreement") among [Company Name], us and you regarding the above-described account (the "Account"). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:
ABA No.:
Account Name:
Account No.:

Very truly yours,

as Lender

By:
Name:
Title: